Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jimin Zhang, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Lithium & Boron Technology, Inc. for the quarterly period ended September 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lithium & Boron Technology, Inc.

Date: November 15, 2021	By:	/s/ Jimin Zhang
Mr. Jimin Zhang Chief Executive Officer

I, Xudong Wang, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Lithium & Boron Technology, Inc. for the quarterly period ended September 30, 2021, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lithium & Boron Technology, Inc.

Date: November 15, 2021	By:	/s/ Xudong Wang
Xudong Wang Chief Financial Officer

The foregoing certifications are not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are not to be incorporated by reference into any filing of Lithium & Boron Technology, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.